EXHIBIT 107

Calculation of Filing Fee Table

424(b)(5)

(Form Type)

APPLIED OPTOELECTRONICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, $0.001 par value per share	Rule 457(o)(1)	--	$--	$100,000,000	0.00015310	$15,310
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
			Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A		N/A
	Total Offering Amounts					$100,000,000		$15,310
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$15,310

(1)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r), the registrant initially deferred payment of all of the registration fee for the Registration Statement on Form S-3ASR (Registration No. 333-283905) filed by the registrant on December 18, 2024.